                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       DAIRY MART CONVENIENCE STORES, INC.

                           UNDER SECTIONS 242 AND 245

                                     OF THE

                        DELAWARE GENERAL CORPORATION LAW

         Dairy Mart Convenience Stores, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         FIRST:  The name of the Corporation is Dairy Mart Convenience Stores,
                 Inc.

         SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on the 8th day of February 1972, under the name Giant Dairy Mart Corporation.

         THIRD: This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation by amending Article IV to increase the number of shares of the Corporation's authorized Common Stock par value $.01 per share, from 10,000,000 shares to 30,000,000 shares, which increase consists of an increase in the number of shares of Class A Common Stock, par value $.01 per share, from 7,000,000 shares to 20,000,000 shares, and an increase in the number of shares of Class B Common Stock, par value $.01 per share, from 3,000,000 shares to 10,000,000 shares.

         FOURTH: The test of the Restated Certificate of Incorporation, as amended or supplemented heretofore, is further amended hereby to read as herein set forth in full:

         FIFTH: This Restated Certificate of Incorporation was duly adopted by the Stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Dairy Mary Convenience Stores, Inc. has caused this Certificate to be signed by Mitchell J. Kupperman, its Executive Vice President, and attested by Gregory Wozniak, its Assistant Secretary, this 13th day of June, 1991.

                                        DAIRY MART CONVENIENCE STORES, INC.


                                        By: /s/ Mitchell J. Kupperman
                                            -------------------------
                                            Mitchell J. Kupperman
                                            Its Executive Vice President

ATTEST:



By: /s/ Gregory Wozniak
    -------------------
    Gregory Wozniak
    Its Assistant Secretary

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       DAIRY MART CONVENIENCE STORES, INC.


                                    ARTICLE I

         The name of the corporation is Dairy Mart Convenience Stores, Inc. (hereinafter the "Corporation").

                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at the address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         A. AUTHORIZED CAPITAL STOCK. The aggregate number of shares which the Corporation shall have authority to issue is 31,000,000 shares, consisting of:

                  1. 1,000,000 shares of Serial Preferred Stock, par value $.01 per share;

                  2. 30,000,000 shares of Common Stock, par value $.01 per
                     share.

         B. SERIAL PREFERRED STOCK. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of shares of Serial Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Serial Preferred Stock or any series thereof. For each series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

                  1. The rate and manner of payment of dividends, if any;

                  2. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                  3. The amount payable for shares in the event of liquidation, dissolution or other winding up of the Corporation;

                  4. Sinking fund provisions, if any, for the redemption or
                     purchase of shares;

                  5. The terms and conditions, if any, on which shares may be converted or exchanged;

                  6. Voting rights, if any; and

                  7. Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the State of Delaware.

         The Board of Directors shall have the authority to determine the number of shares that will comprise each series.

         Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Delaware as may be required by law.

         C. COMMON STOCK. The total number of shares of Common Stock the corporation has authority to issue is 30,000,000 shares, consisting of 20,000,000 shares of Class A Common Stock with a par value of $.01 per share and 10,000,000 shares of Class B Common Stock with a par of $.01 per share. Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise expressly provided herein. The relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of each of the classes of Common Stock are as follows:

                  1. CASH OR PROPERTY DIVIDENDS. Subject to section 4(c)(2), whenever a dividend is paid to the holders of Class B Common Stock, the corporation shall also pay to the holders of Class A Common Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class B Common Stock. The corporation may pay dividends to holders of Class A Common Stock in excess of dividends paid, or without paying dividends, to holders of Class B Common Stock.

                  2. STOCK DIVIDENDS. If at any time a dividend is to be paid in Class B Common Stock or Class A Common Stock (a "stock dividend"), such stock dividend may be declared and paid only as follows:

                           (i) So long as no Class A Common Stock has been
issued and is outstanding, Class A Common Stock may be paid to holders of Class B Common Stock;

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

                           (ii) So long as shares of both classes are issued and
outstanding, Class A Common Stock may be paid only to holders of Class A Common Stock and Class B Common Stock may be paid only to holders of Class B Common Stock, and whenever a stock dividend is paid, the same number of shares shall be paid in respect of each outstanding share of Class A or Class B Common Stock.


                  3. STOCK SUBDIVISIONS AND COMBINATIONS. The Corporation shall not subdivide or combine stock of any class without at the same time making a proportionate subdivision or combination of the other class.

                  4. VOTING. Voting power shall be divided between classes of stock as follows:



                  (a) With respect to the election of directors, holders of Class A Common Stock voting as a separate class shall be entitled, subject to paragraph 4(e), to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors and, if such 25% is not a whole number, then the holders of Class A Common Stock shall be entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. Holders of Class B Common Stock voting as a separate class shall be entitled, subject to paragraph 4(f), to elect the remaining directors. Directors elected by the holders of Class A Common Stock, voting as a separate class, and directors elected by one or more other directors to fill vacancies created by the death, resignation or removal of directors elected by such class, shall be designated as "Class A Directors." Directors elected by the holders of Class B Common Stock, voting as a separate class, and directors elected by one or more other directors to fill vacancies created by the death, resignation or removal of directors elected by such class, shall be designated as "Class B Directors." Directors elected by the holders of Class A and Class B Common Stock, voting together as a single class pursuant to paragraph 4(e) or paragraph 4(f), and directors elected by one or more other directors to fill vacancies created by death, resignation or removal of directors so elected, shall be designated as "Joint Directors".

                  (b) Holders of Class A Common Stock shall be entitled to vote as a separate class on the removal, with or without cause, of any Class A Director. Holders of Class B Common Stock shall be entitled to vote as a separate class on the removal, with or without cause, of any Class B Director. Holders of Class A and Class B Common Stock shall be entitled to vote together as a single class, as provided for in paragraph 4(g), on the removal, with or without cause, of any Joint Director.

                  (c) The holders of the Class A Common Stock and the holders of the Class B Common Stock shall be entitled to vote as separate classes only (A) when required by law to do so irrespective of the limitations placed herein on the voting rights of such stockholders, or (B) where a separate class vote is required by specific provision therefor in this Certificate of Incorporation. Holders of Class A Common Stock and Class B Common Stock shall vote as a single class, as provided for in paragraph 4(g), in order to amend this Certificate of Incorporation so as to increase or decrease the aggregate number of authorized shares of any class or classes of stock, and no class vote of either class shall be required for such amendment.



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

                  (d) Any vacancy in the office of a Class A Director may be filled by a vote of holders of Class A Common Stock voting as a separate class. Any vacancy in the office of a Class B Director may be filled by a vote of holders of Class B Common Stock voting as a separate class. Any vacancy in the office of a Joint Director may be filled by a vote of holders of Class A and Class B Common Stock, voting together as a single class as provided for in paragraph 4(g). Notwithstanding anything in this section 4 to the contrary, any vacancy in the office of a director of any class may be filled by the vote of the majority of the directors in such class, by the sole remaining director in such class or, in the event that there are no remaining directors in such class, by the vote of the majority of the other directors or by the sole remaining director, regardless, in each instance, of any quorum requirements set out in the By-laws. Any director elected by some or all of the directors to fill a vacancy shall serve until the next Annual Meeting of Stockholders and until his or her successor has been elected and has qualified. If permitted by the By-laws, the Board of Directors may increase the number of directors and any vacancy so created may be filled by the Board of Directors; provided, that, so long as the holders of Class A Common Stock have the rights provided in paragraphs 4(a) and this paragraph 4(d) in respect of the last preceding Annual Meeting of Stockholders, the Board of Directors may be so enlarged by the Board of Directors only to the extent that at least 25% of the enlarged Board consists of Class A Directors.

                  (e) Holders of Class A Common Stock will not have the rights to elect directors set forth in paragraphs 4(a) and 4(d) if, on the record date for the stockholder meeting at which such directors are to be elected, or on the record date for any written consent of stockholders pursuant to which directors are elected, the number of issued and outstanding shares of Class A Common Stock is less than 10% of the aggregate number of issued and outstanding shares of Class A Common Stock and Class B Common Stock. In such case, all directors to be elected shall be elected by holders of Class A Common Stock and Class B Common Stock voting together as a single class, provided that, with respect to said election, the holders of Class A Common Stock shall have one-tenth vote per share and holders of Class B Common Stock shall have one vote per share.

                  (f) Holders of Class B Common Stock will not have the rights to elect directors set forth in paragraphs 4(a) and 4(d) if, on the record date for the stockholder meeting at which directors are elected, or on the record date for any written consent of stockholders pursuant to which directors are elected, the number of issued and outstanding shares of Class B Common Stock is less than 12.5% of the aggregate number of issued and outstanding shares of Class A Common Stock and Class B Common Stock. In such case, holders of Class A Common Stock voting as a separate class, shall have the right to elect 25% of the members of the Board of Directors as provided in paragraph 4(a), and holders of Class A Common Stock and holders of Class B Common Stock voting together as a single class shall be entitled to elect the remaining directors, provided that, with respect to said election, the holders of Class A Common Stock shall have one-tenth vote per share and holders of Class B common Stock shall have one vote per share.

                  (g) Holders of Class A and Class B Common Stock shall in all matters not otherwise specified in this section 4 vote together as a single class, provided that, with respect to all such matters, the holders of Class A Common Stock shall have one-tenth vote per share and the holders of Class B Common Stock shall have one vote per share.

                  (h) Notwithstanding anything in this section 4 to the contrary, the holders of Class A Common Stock shall have exclusive voting power on all matters at any time when no Class B Common Stock is issued and outstanding, and the holders of Class B Common Stock shall have exclusive voting power on all matters at any time when no Class A Common Stock is issued and outstanding.

         5. CONVERSION. All preexisting issued and outstanding Common Stock of the Corporation shall automatically constitute, without any action on the part of the holders of any such stock or on the part of the Corporation, Class B Common Stock. As used herein, "preexisting Common Stock" means Common Stock issued prior to September 15, 1985 or pursuant to the exercise of an option granted prior to September 15, 1985 to the extent that the agreement evidencing any such option does not provide otherwise. Each holder of record of Class B Common Stock may at any time or from time to time, in such holder's sole discretion and at such holder's option, convert any whole number or all of such holder's shares of Class B Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion. Any such conversion may be effected by any holder of Class B Common Stock surrendering such holder's certificate or certificates for the Class B Common Stock to be converted, duly endorsed, at the office of the corporation or any transfer agent for the Class B Common Stock, together with a written notice to the corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates for such Class A Common Stock to be issued. Promptly thereafter, the corporation shall issue and deliver to such holder, or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business at the date of such surrender and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on that date.

         Authorized but unissued Class A Common Stock, to the extent that such stock may be necessary to meet any exercise of the conversion privilege of issued and outstanding Class B Common Stock, shall be held by the Corporation, without the necessity of a declaration by the Directors, in reserve, to be issued only in satisfaction of the conversion privilege of the issued and outstanding Class B Common Stock. No Class B Common Stock may be issued unless the authorized but unissued and unreserved shares of Class A Common Stock are sufficient to satisfy the conversion privilege which will exist with respect to such Class B Common Stock when issued.

                  (a) LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Class A Common Stock and the holders or Class B Common Stock shall participate equally per share in any distribution to stockholders, without distinction between classes.

                                    ARTICLE V

         The Corporation is to have perpetual existence.

                                   ARTICLE VI

         The Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE VII

         The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the first two paragraphs of this Article VII, or in defense of any claim, issue or matter therein he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Any indemnification under either the first or second paragraph of this
Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the particular paragraph. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

         The indemnification and advancement of expenses provided by or granted pursuant to the other provisions of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided, authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

         Notwithstanding any other provision of this Article VII, to the full extent permitted by law, no director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.



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                                  ARTICLE VIII

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  To authorize and cause to be executed mortgages, security agreements and other liens upon the real and personal property of the Corporation;

                  To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

                  By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee and may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolutions or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business in affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the By-laws may provide that in the absence or disqualification of any member committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member;

                  When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock, in and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

                                   ARTICLE IX

         Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

                                    ARTICLE X

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders and directors are subject to this reserved power.

                                   ARTICLE XI

              CERTAIN PROVISIONS RELATING TO BUSINESS COMBINATIONS,
                      BOARD OF DIRECTORS, AND OTHER MATTERS

         11.1 DEFINITIONS AND RELATED MATTERS.

         11.1(a) AFFILIATE. An "Affiliate" of, or a Person "affiliated with," a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

         11.1(b) ASSOCIATE. The term "Associate" used to indicate a relationship with any Person means:

                  (1) Any corporation or organization (other than the Corporation or a Subsidiary of the Corporation), or any subsidiary or parent thereof, of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent or more of any class of equity securities;

                  (2) Any trust or other estate in which such Person has a ten percent or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity;

                  (3) Any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person; or

                  (4) Any investment company registered under the Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment adviser.

         11.1(c) BENEFICIAL OWNER. A Person shall be considered the "Beneficial Owner" of any shares of stock (whether or not owned of record):

                  (1) With respect to which such person or any Affiliate or Associate of such Person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such shares of stock and/or (ii) investment power, including the power to dispose of or to direct the disposition of such shares of stock;

                  (2) Which such Person or any Affiliate or Associate of such Person has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or

                  (3) Which are Beneficially Owned within the meaning of (1) or
         (2) of this Section 11.1(c) by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or businesses of the Corporation or a Subsidiary of the Corporation.

         For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Article XI of the outstanding Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Section 11.1(c).

         11.1(d) BUSINESS COMBINATION. A "Business Combination" means:

                  (1) The sale, exchange, lease, transfer or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of its or their assets or businesses (including, without limitation, any securities issued by a Subsidiary);

                  (2) The purchase, exchange, lease or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person;

                  (3) Any merger or consolidation of the Corporation or any Subsidiary thereof into or with a Related Person or any Affiliate or Associate of such Related Person or into or with another Person which, after such merger or consolidation, would be an Affiliate or an Associate or a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;

                  (4) Any reclassification of securities, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Shares of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person, or any partial or complete liquidation, spinoff, splitoff or splitup of the

         Corporation or any Subsidiary thereof; provided, however, that this
         Section 11.1(d)(4) shall not relate to any transactions of the types specified herein that has been approved by a majority of the Whole Board of Directors and a majority (but in any event not less than four) of the Continuing Directors; or

                  (5) The acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of Voting Shares or securities convertible into Voting Shares or any voting securities or securities convertible into voting securities of any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants or options to acquire any of the foregoing or any combinations of the foregoing Voting Shares or voting securities of a Subsidiary.

         As used in this definition, a "series of related transactions" shall be deemed to include not only a series of transactions with the same Related Person, but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

         Anything in this definition to the contrary notwithstanding, if there are not less than four Continuing Directors, this definition shall not be deemed to include (i) any transaction that has been approved on or prior to the Date of Determination by 80% of this Continuing Directors and by 80% of the Whole Board of Directors, or (ii) any transaction of the type set forth in Section 11.1(d)(1) through 11.1(d)(3) above, between or among any two or more Subsidiaries of the Corporation or the Corporation and one or more Subsidiaries of the Corporation if such transaction has been approved by the affirmative vote of at least 67% of the Whole Board of Directors and a majority (but in any event not less than four) of the Continuing Directors on or prior to the Date of Determination.

         11.1(e) CONTINUING DIRECTOR. A "Continuing Director" shall mean:

                  (1) An individual who was a member of the Board of Directors of the Corporation on June 30, 1985, or who was a member of the Board of Directors of the Corporation elected by the shareholders prior to the time that a Related Person acquired in excess of five percent of the stock of the Corporation entitled to vote in the election of directors, or

                  (2) If there are not less than six Continuing Directors before his designation, an individual designated (before his initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.

         11.1(f) DATE OF DETERMINATION. The term "Date of Determination" means:

                  (1) The date on which a binding agreement (except for the fulfillment of conditions precedent, including without limitation, votes of shareholders to approve such transaction) is entered into by the Corporation, as authorized by its Board of Directors, and another Person providing for any Business Combination; or,

                  (2) If such an agreement as referred to in Section 11.1(f)(1) above is amended so as to make it less favorable to the Corporation and its shareholders, the date on which such amendment is approved by the Board of Directors of the Corporation; or,

                  (3) In cases where neither Section 11.1(f)(1) or (2) shall be applicable, the record date for the determination of shareholders of the Corporation entitled to notice of and to vote upon the transaction in question.

         A majority (but in any event not less than four) of the Continuing Directors shall have the power and duty to determine the Date of Determination as to any transaction under this Article 11. Any such determination shall be conclusive and binding for all purposes of this Article.

         11.1(g) INDEPENDENT MAJORITY OF SHAREHOLDERS. "Independent Majority of Shareholders" shall mean the holders of a majority of the outstanding Voting Shares that are not Beneficially Owned or controlled, directly or indirectly, by a Related Person.

         11.1(h) OFFER. The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer or request or invitation for tender of, a security or interest in a security for value.

         11.1(i) PERSON. The term "Person" shall mean any person, partnership, corporation, group or other entity (other than the Corporation, any Subsidiary of the Corporation or a trustee holding stock for the benefit of employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, association or group shall be deemed a "Person".

         11.1(j) RELATED PERSON. "Related Person" means any Person which is the Beneficial Owner as of the Date of Determination or immediately prior to the consummation of a Business Combination, or both, of 5% or more of the Voting Shares, or any person who is an Affiliate of the Corporation and at any time within five years preceding the Date of Determination was the Beneficial Owner of five percent or more of the then outstanding Voting Shares, but does not include any one or group of more than one Continuing Director.

         11.1(k) SUBSTANTIAL PART. The term "Substantial Part" as used with reference to the assets of the Corporation, of any Subsidiary or of any Related Person means assets having a value of more than five percent of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is being made.

         11.1(l) SUBSIDIARY. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Person or Related Person set forth in Section 11.1(i) and 11.1(j) above, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

         11.1(m) VOTING SHARES. "Voting Shares" shall mean shares of the Corporation entitled to vote generally in the election of directors.

         11.1(n) WHOLE BOARD OF DIRECTORS. "Whole Board of Directors" shall mean the total number of directors which the Corporation would have if there were no vacancies.

         11.1(o) CERTAIN DETERMINATIONS WITH RESPECT TO ARTICLE XI.

                  (1) A majority (but in any event not less than four) of the Continuing Directors shall have the power to determine for the purposes of this Article XI, on the basis of information known to them: (i) the number of Voting Shares of which any Person is the Beneficial Owner,
         (ii) whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined, (iv) whether the assets subject to any Business Combination constitute a "Substantial Part" as hereinabove defined, (v) whether two or more transactions constitute a "series of related transactions" as hereinabove defined, (vi) any matters referred to in Section 11.1(o)(2) below, and (vii) such other matters with respect to which a determination is required under this Article XI.

                  (2) A Related Person shall be deemed to have acquired a share of the Corporation at the time when such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates or other Persons whose ownership is attributed to a Related Person under the foregoing definition of Beneficial Owner, if the price paid by such Related Person for such shares is not determinable, the price so paid shall be deemed to be the higher of (i) the price paid upon acquisition thereof by the Affiliate or Associate or other Person or (ii) the market price of the shares in question (as determined by a majority (but in any event not less than four) of the Continuing Directors) at the time when the Related Person became the Beneficial Owner thereof.

         11.1(p) FIDUCIARY OBLIGATIONS. Nothing contained in this Article 11 shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

         11.2 APPROVAL OF BUSINESS COMBINATION-MINIMUM VOTE. Whether or not a vote of the shareholders is otherwise required in connection with the transaction, neither the Corporation nor any of its Subsidiaries shall become party to any Business Combination without the prior affirmative vote at a meeting of the Corporation's shareholders as to all shares owned:

                  (1) By the holders of not less than 67% of the outstanding Voting Shares, voting separately as a class, and

                  (2) By an Independent Majority of Shareholders;

provided, however, that the provisions of this Section 11.2 shall not apply to any Business Combination approved by 67% of the Whole Board of Directors of the Corporation either (a) at a time prior to the acquisition of 5% or more of the outstanding Voting Shares of the Corporation by the Related Person, or (b) after such acquisition, but only so long as such Related Person sought and obtained the approval, by the affirmative vote of at least 67% of the Whole Board of Directors of the Corporation, of the acquisition of 5% of more to the outstanding Voting Shares prior to such acquisition being consummated; and provided further, that this Section 11.2 shall not apply to, and such vote shall not be required for, any Business Combination recommended to shareholders by the favorable vote of not less than a majority of the Whole Board of Directors and a majority (but in any event not less than four) of the Continuing Directors and any such Business Combination so recommended shall require only the vote, if any, required under the applicable provisions of the Delaware Corporation Laws. The affirmative vote required by this Section 11.2 is in addition to the vote of the holders of any class or series of stock of the Corporation otherwise required by law, this Certificate of Incorporation (including, without limitation, any voting requirements in Section 11.3 hereof, if applicable), any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of stock, or any agreement between the Corporation and any securities exchange.

         11.3 APPROVAL OF BUSINESS COMBINATION-MAXIMUM VOTE.

         11.3(a) Except as provided in Section 11.3(b) or Section 11.3(d), neither the Corporation nor any of its Subsidiaries shall become party to any Business Combination without the prior affirmative vote at a meeting of the Corporation's shareholders:

                  (1) By the holders of not less than 80% of the outstanding Voting Shares, voting separately as a class, and

                  (2) By an Independent Majority of Shareholders.

         Such favorable votes shall be in addition to any shareholder vote which would be required without reference to this Section 11.3 and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may specified by law or elsewhere in this Certificate of Incorporation (including, without limitation, the lesser vote required by Section 11.2 hereof, if applicable) or the By-laws of the Corporation or otherwise.

         11.3(b) The provisions of Section 11.3(a) shall not apply to a particular Business Combination, and such Business Combination shall require only such shareholder vote (if any) as would be required without reference to this Section 11.3, if all of the conditions set forth in Subparagraphs (1) through (7) below are satisfied:

                  (1) The ratio of (i) the aggregate amount of the cash and the fair market value of the other consideration to be received per share of the Common Stock of the Corporation in such Business Combination by holders of Common Stock other than the Related Person involved in such Business Combination, to (ii) the market price per share of the Common Stock immediately prior to the announcement of the proposed Business Combination, is at least as great as the ratio of (x) the highest per share price (including brokerage commissions, such transfer taxes and soliciting dealers'
         fees) which such Related Person has theretofore paid in acquiring any Common Stock prior to such Business Combination, to (y) the market price per share of the Common Stock immediately prior to the initial acquisition by such Related Person of any shares of Common Stock; and

                  (2) The aggregate amount of the cash and the fair market value of other consideration to be received per share of Common Stock in such Business Combination, (i) is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such Related Person in acquiring any of its holdings of Common Stock, and (ii) is not less than 150% of the book value of a share of the Common Stock, as reflected in the balance sheet of the Corporation as of the last day of the last fiscal quarter of the Corporation preceding the Date of Determination; and

                  (3) If applicable, the ratio of (i) the aggregate amount of the cash and the fair market value of other consideration to be received per share of Preferred Stock of the Corporation in such Business Combination by holders of Preferred Stock other than the Related Person involved in such Business Combination, to (ii) the market price per share of the Preferred Stock immediately prior to the announcement of the proposed Business Combination, is at least as great as the ratio of (x) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such Related Person has theretofore paid in acquiring any Preferred Stock prior to such Business Combination to (y) the market price per share of Preferred Stock immediately prior to the initial acquisition by such Related Person of any shares of Preferred Stock; and

                  (4) If applicable, the aggregate amount of the cash and the fair market value of other consideration to be received per share of Preferred Stock in such Business Combination by holders of Preferred Stock, other than the Related Person involved in such Business Combination, (i) is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such Related Person in acquiring any of its holdings of Preferred Stock, and (ii) is not less than the highest preferential amount per share to which the holders of shares of such class of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event; and

                  (5) The consideration (if any) to be received in such Business Combination by holders of stock other than the Related Person involved shall, except to the extent that a shareholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring stock already owed by it; and

                  (6) After such Related Person became a Related Person and prior to the consummation of such Business Combination:

                           (i) such Related Person shall have taken steps to
                  insure that the Board of Directors of the Corporation included at all times representation by the Continuing Directors proportionate to the ratio that the number of Voting Shares of the Corporation from time to time owned by shareholders who are not Related Persons bears to all Voting Shares of the Corporation outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the directors);

                           (ii) such Related Person shall not have acquired from
                  the Corporation, directly or indirectly, any shares of the Corporation (except (x) upon conversion of convertible securities acquired by it prior to becoming a Related person or (y) as a result of a pro rata stock dividend, stock split or division of shares or (z) in a transaction which satisfied all applicable requirements of this article XI);

                           (iii) such Related Person shall not have acquired any
                  additional Voting Shares of the Corporation or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such Related Person's becoming a Related Person;

                           (iv) such Related Person shall not have (x) received
                  the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any Subsidiary, or (y) made any major change in the Corporation's business or equity capital structure or entered into any contract, arrangement or understanding with the Corporation except any such change, contract, arrangement or understanding as may have been approved by the favorable vote of not less than a majority of the Whole Board of Directors and a majority (but in any event not less than four) of the Continuing Directors of the Corporation; and

                           (v) except as approved by a majority of the Whole
                  Board of Directors and a majority (but in any event not less than four) of the Continuing Directors, there shall have been:
                  (x) no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (y) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock); and
                  (z) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the stock; and

                  (7) A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all holders of Voting Shares for the purpose of soliciting shareholder approval of such Business Combination. Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority (but in any event not less than four) of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the holders of Voting Shares other than any Related Person (such investment banking firm to be selected by a majority (but in any event not less than four) of the Continuing Directors, to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

         11.3(c) For purposes of Sections 11.3(b)(1) through 11.3(b)(4) hereof, in the event of a Business Combination upon consummation of which the Corporation would be the surviving corporation or company or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination or within one year after consummation thereof a plan of liquidation or dissolution of the Corporation will be effected), the term "other consideration to be received" shall include (without limitation) stock retained by shareholders of the Corporation other than Related Persons who are parties to such Business Combination.

         11.3(d) The provision of this Section 11.3 shall not apply to any Business Combination approved by 67% of the Whole Board of Directors of the Corporation either (i) at a time prior to the acquisition of 5% of more of the outstanding Voting Shares of the Corporation by the Related Person, or (ii) after such acquisition, but only so long as such Related Person sought and obtained the approval, by the affirmative vote of at least 67% of the Whole Board of Directors of the Corporation, of the acquisition of 5% or more of the outstanding Voting Shares prior to such acquisition being consummated.

         11.3(e) Any amendment, change or repeal of this Section 11.3 or any other amendment of this Certificate of Incorporation which would have the effect of modifying or permitting circumvention of this Section 11.3 shall require the affirmative vote, at a meeting of shareholders of the Corporation, as to all shares held:

                  (1) By the holders of at least 80% of the voting power of the then outstanding Voting Shares; and

                  (2) By an Independent Majority of Shareholders;

provided, however, that in the event that any such amendment, change or repeal is recommended to shareholders by the favorable vote of not less than a majority of the Whole Board of Directors and a majority (but in any event not less than four) of the Continuing Directors, then such amendment, change or repeal so recommend shall require only the vote of an Independent Majority of shareholders and the vote, if any, required under the applicable provisions of the Delaware Corporation Laws.

         11.4 BOARD OF DIRECTORS.

         11.4(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of the Preferred Stock voting separately as a class or classes) that shall constitute the initial Board of Directors shall be seven. A majority of the Whole Board of Directors may by resolution increase or decrease the number of directors constituting the Whole Board of Directors by up to two members within any twelve-month period. The number of directors constituting the Whole Board of Directors may be increased or decreased by more than two members within any twelve-month period, from time to time by resolution adopted by:

                  (1) The Board of Directors, by the affirmative vote of at least 67% of the Whole Board of Directors and a majority (but in any event not less than six) of the Continuing Directors; or

                  (2) The shareholders, by the affirmative vote of at least 80% of the then outstanding Voting Shares and an Independent Majority of Shareholders;

provided, however, that the minimum number of directors shall be five and the maximum number of directors shall be eleven.

         11.4(b) Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time with or without cause only by the affirmative vote, at a meeting of the shareholders called for that purpose, by the holders of 2/3 or more of the Voting Shares of the Class or Classes that elected the director.

         11.4(c) In addition to the right of the Board of Directors of the Corporation to make nominations for the election of directors, nominations for the election of directors may be made by any shareholder entitled to vote for the election of directors may be made by any shareholder entitled to vote for the election of directors if that shareholder complies with all of the provisions of this Section 11.4(c).

                  (1) Advance notice of such proposed nomination shall be received by the Chairman of the Nominating Committee of the Board of Directors of the Corporation (which notice may be sent to such Chairman in care of the Secretary of the Corporation) or, in the absence of such a Nominating Committee, by the Secretary of the Corporation, not less than 14 days nor more than 60 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if fewer than 21 days' notice of the meeting is given to shareholders, such written notice shall be received not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.

                  (2) Each notice under Section 11.4(c)(1) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are Beneficially Owned by each such nominee. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

                  (3) The nomination made by the shareholder may only be made in a meeting of the shareholders of the Corporation called for the election of directors at which such shareholder is present in person or by proxy, and can only be made by a shareholder who has theretofore complied with the notice provisions of Section 11.4(c)(1) and (2) above.

                  (4) The Chairman of the meeting may in his discretion determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         11.7 AMENDMENTS OF THIS ARTICLE XI. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), and in addition to such additional vote of any preferred stock as may be required by the provisions of any series thereof or by applicable law, this Article XI (except for Section 11.3 hereof) shall not be amended, altered, changed or repealed without:

                  (1) The affirmative vote of 67% of the Whole Board of Directors and a majority of Continuing Directors, and

                  (2) The affirmative vote (i) by the holders of more than 50% of the outstanding Voting Shares, voting separately as a class, and
         (ii) by an Independent Majority of Shareholders.

         11.8 AMENDMENTS OF BY-LAWS. The By-laws of the Corporation may be adopted, altered, amendment or repealed or new by-laws may be adopted by the Board of Directors at any regular or special meeting upon the affirmative vote of both 67% of the Whole Board of Directors and a majority (but in any event not less than four) of the Continuing Directors as defined in the Certificate of Incorporation of the Corporation. The By-laws of the Corporation may also be adopted, altered, amend or repealed or new bylaws may be adopted by the shareholders only upon the affirmative vote as to all stock held (i) by the holders of not less than 67% of the Outstanding Voting Shares and (ii) by an Independent Majority of Shareholders, as defined in the Certificate of Incorporation of the Corporation.

                                  AMENDMENT TO

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       DAIRY MART CONVENIENCE STORES, INC.

                                UNDER SECTION 242

                                     OF THE

                        DELAWARE GENERAL CORPORATION LAW

         Dairy Mart Convenience Stores, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         FIRST:   The name of the Corporation is Dairy Mart Convenience Stores,
                  Inc.

         SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on the 8th day of February 1972, under the name Giant Dairy Mart Corporation.

         THIRD: On June 30, 1991, the Certificate of Incorporation, and certain amendments thereto, were integrated into a Restated Certificate of Incorporation.

         FOURTH: Article IV of the Restated Certificate of Incorporation, as amended or supplemented heretofore, is further amended and restated in its entirety to read as herein set forth as on Exhibit A (the "Amendment").

         FIFTH: The Amendment was duly adopted by the Stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Dairy Mary Convenience Stores, Inc. has caused this Certificate to be signed by Gregory G. Landry, its Executive Vice President, and attested by Susan Adams, its Secretary, this 8th day of February, 2000.

                                 DAIRY MART CONVENIENCE STORES, INC.


                                 By: /s/ Gregory G. Landry
                                     ---------------------
                                     Gregory G. Landry, Executive Vice President

ATTEST:



By: /s/ Susan Adams
    ---------------
    Susan Adams, Assistant Secretary

                                    EXHIBIT A

                                   ARTICLE IV

         A. Authorized Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue is 31,000,000 shares, consisting of:

                  1. 1,000,000 shares of Serial Preferred Stock, par value $.01 per share ("Serial Preferred Stock");

                  2. 30,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

         B. Serial Preferred Stock. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of shares of Serial Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Serial Preferred Stock or any series thereof. For each series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

                  1. The rate and manner of payment of dividends, if any;

                  2. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                  3. The amount payable for shares in the event of liquidation, dissolution or other winding up of the Corporation;

                  4. Sinking fund provisions, if any, for the redemption or
                     purchase of shares;

                  5. The terms and conditions, if any, on which shares may be converted or exchanged;

                  6. Voting rights, if any; and

                  7. Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the State of Delaware.

         The Board of Directors shall have the authority to determine the number of shares that will comprise each series.

         Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Delaware as may be required by law.

         C. Common Stock. The powers, preferences, rights, qualifications, limitations and restrictions of the shares of Common Stock are as follows:

                  1. Voting. Each outstanding share of Common Stock will entitle the holder thereof to one vote on each matter submitted to such holder to vote on.

                  2 Conversion. (a) Upon the effectiveness of this Article IV,
(a) each issued share of Class A Common Stock, $.01 par value (the "Class A Common Stock") (including each treasury share), shall automatically be changed, reclassified, converted and thereafter constitute one share of Common Stock and
(b) each issued share of Class B Common Stock, $.01 par value (the "Class B Common Stock") (including each treasury share), shall, subject to paragraph 2(b), automatically be changed, reclassified, converted and thereafter constitute 1.1 shares of Common Stock, in each case without any action on the part of any holder thereof.

                  (b) No fractional shares will be issued in connection with any change, reclassification, conversion or reconstitution of shares of Class B Common Stock. Rather, holders of Class B Common Stock who would otherwise be entitled to receive a fraction of a share of Common Stock (after aggregating all the shares that are evidenced by certificates registered in the name of such holder) will receive (i) one additional share of Common Stock in lieu thereof if such fraction of a share of Common Stock is equal to .50 or greater or (ii) no additional shares of Common Stock or other consideration in lieu thereof, if such fraction of a share of Common Stock is less than .50.

                  (c) Upon the effectiveness of this Article IV, holders of record of any certificates that, immediately prior to the effectiveness of this
Article IV, represented shares of Class A Common Stock or Class B Common Stock, but which now, by virtue of the effectiveness of this Article IV, represent shares of Common Stock, shall be entitled to receive, upon surrender of such certificates, new certificates that evidence the appropriate number of shares and designation of the Common Stock.

                                     AMENDED
                           CERTIFICATE OF DESIGNATIONS
                                       OF
                         SERIES A JUNIOR PREFERRED STOCK
                                       OF
                       DAIRY MART CONVENIENCE STORES, INC.
                     Pursuant to Section 151 of the Delaware
                             General Corporation Law



                  Dairy Mart Convenience Stores, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Company"), in accordance with the provisions of Section 151(g) of such law, DOES HEREBY CERTIFY as follows:

                  FIRST: On January 30, 1996 at 3:30 p.m., the Certificate of Designation of Series A Junior Preferred Stock of the Company was filed that created a series of 89,400 shares of Preferred Stock designated as Series A Junior Preferred Stock.

                  SECOND: None of the 89,400 shares of Preferred Stock designated as Series A Junior Preferred Stock are outstanding and none have ever been issued.

                  THIRD: On December 16, 1999 the Board of Directors, pursuant to Section 151(g) of the Delaware General Corporation Law and the authority vested in the Board of Directors of the Company in accordance with the provisions of Article IV, paragraph B of the amendment to the Restated Certificate of Incorporation of the Company adopted the following resolutions:

                  RESOLVED, that upon the effectiveness of the Amendment, that the Rights Plan dated January 19, 1996 between the Company and Fleet Bank, successor to The First National Bank of Boston (the "Rights Plan"), is hereby amended and restated in its entirety, including the Certificate of Designation that sets forth the terms of the Series A Junior Preferred Stock, par value $.01 per share (the "Certificate of Designation"), in the form presented to the members of the Board of Directors in advance of this meeting;

                  FURTHER RESOLVED, that the Authorized Officers are, and each of them acting alone is, hereby authorized and directed to execute and deliver, for and on behalf of the Company, the Rights Agreement and any certification in connection with the filing of the Certificate of Designation, with such changes therein and modifications thereto (which changes and modifications may be of a substantive nature) as may be approved by such Authorized Officer who is executing the same, with his or her execution thereof to be conclusive evidence of such approval;

                  FURTHER RESOLVED, that the Chairman of the Board and the Chief Executive Officer are, and each of them acting along is, hereby authorized, but not required, to terminate Fleet Bank as the Rights Agent and substitute therefor any other reputable agent, including American Stock Transfer & Trust Company; and

                  FURTHER RESOLVED, that the Authorized Officers of the Company are, and each of them is, hereby empowered and directed to take any further action to do any other things they deem necessary or desirable in connection with carrying out the foregoing resolutions, including filing the amended Certificate of Designation with the Secretary of the State of the State of Delaware.


                  FOURTH: Pursuant to the resolutions adopted by the Board of Directors of the Company, the Certificate of Designation previously filed with the Secretary of the State of Delaware on January 30, 1996 amends and restates this series of 89,400 shares of Preferred Stock designated as Series A Junior Preferred Stock, as follows:

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 89,400.

                  Section 2. Dividends and Distributions. (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, $0.01 par value per share, of the Company (the "Common Stock") and (ii) a preferential cash dividend (the "Preferential Dividends"), if any, in preference to the holders of any class of Common Stock, on the first day of February, May, August and November of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, payable in an amount (except in the case of the first Quarterly Dividend Payment if the date of the first issuance of Series A Preferred Stock is a date other than a Quarterly Dividend Payment date, in which case such payment shall be a prorated amount of such amount) equal to $.10 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Company or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as hereinafter defined) of such share), then, and in each such event, the Company shall simultaneously pay on each then outstanding share of Series A Preferred Stock of the Company a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple". In the event the Company shall at any time after February 8, 2000 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Company shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

                  (C) Preferential Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of Stock issuance of any shares of Series A Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1 vote on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple". In the event the Company shall at any time after February 8, 2000 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in the Restated Certificate of Incorporation or By-laws, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                  (C) In the event that the Preferential Dividends accrued on the Series A Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or irrevocably set aside for payment, the holders of record of Preferred Stock of the Company of all series (including the Series A Preferred Stock), other than any series in respect of which such right is expressly withheld by the Restated Certificate of Incorporation or the authorizing resolutions included in any Certificate of Designations therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required by the By-laws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or irrevocably set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; provided, however, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereto.

                  (D) Except as otherwise required by the Restated Certificate of Incorporation or By-laws or set forth herein, holders of Series A Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

                  Section 4. Certain Restrictions.

                  (A) Whenever Preferential Dividends or Dividends are in arrears or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior

         (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

                  (iii) except as permitted by subparagraph (iv) of this paragraph 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.


                  (B) The Company shall not permit any Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Company shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that is otherwise controlled by the Company.

                  (C) The Company shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Amended and Restated Rights Agreement dated as of February 8, 2000 between the Company and American Stock Transfer & Trust Company, a copy of which is on file with the Secretary of the Company at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock.

                  Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                  Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, (A) $100.00 per share of Preferred Stock plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". In the event the Company shall at any time after February 8, 2000 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Certain Reclassifications and Other Events.

                  (A) In the event that holders of shares of Common Stock of the Company receive after February 8, 2000 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

                  (B) In the event that holders of shares of Common Stock of the Company receive after February 8, 2000 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

                  (C) In the event that holders of shares of Common Stock of the Company receive after February 8, 2000 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and
(iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

(D) For purposes of this Certificate of Designations, the "Fair Market Value" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case, no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Company. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Company.

                  Section 8. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

                  Section 9. Effective Time of Adjustments.

                  (A) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

                  (B) The Company shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

                  Section 10. No Redemption. The shares of Series A Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Restated Certificate of Incorporation of the Company.

                  Section 11. Ranking. Unless otherwise provided in the Restated Certificate of Incorporation of the Company or a Certificate of Designations relating to a subsequent series of preferred stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

                  Section 12. Amendment. The provisions hereof and the Restated Certificate of Incorporation of the Company shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                  IN WITNESS WHEREOF, I have executed and subscribed this Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 8th day of February, 2000.

                                            DAIRY MART CONVENIENCE STORES, INC.


                                            By: /s/ Gregory G. Landry
                                                ---------------------
                                                Gregory G. Landry,
                                                Executive Vice President


ATTEST:

/s/ Susan Adams
---------------
Susan Adams, Assistant Secretary